CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in the Form S-8 Registration Statement of 37Point9 our report for the years ended December 31, 2000 and 1999 dated April 10, 2001 relating to the consolidated financial statements of 37Point9 and Subsidiary (formerly Great Basin Water Company) which appear in such Form S-8, and to the reference to our Firm under the caption "Experts".




WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
June 18, 2001